UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TRANSOCEAN PARTNERS LLC

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	66-0818288
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Deepwater House

Kingswells Causeway

Prime Four Business Park

Aberdeen, AB15 8PU

Scotland

United Kingdom

+44 1224 654436

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Units Representing Limited Liability Company Interests	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-196958

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common units representing limited liability company interests in Transocean Partners LLC (the “Registrant”) is set forth under the captions “Summary,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Limited Liability Company Agreement Relating to Cash Distributions,” “Description of the Common Units,” “The Limited Liability Company Agreement,” “Units Eligible for Future Sale,” “Material U.S. Federal Income Tax Considerations” and “Non-United States Tax Considerations” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-196958), initially filed with the Securities and Exchange Commission on June 20, 2014 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number	Description of Exhibit

1	Registrant’s Registration Statement on Form S-1 (Registration No. 333-196958), initially filed with the Securities and Exchange Commission on June 23, 2014, as amended (the “Form S-1 Registration Statement”) (incorporated herein by reference).

2	Certificate of Formation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

3	Form of Second Amended and Restated Limited Liability Company Agreement of the Registrant (incorporated herein by reference to Appendix A to the prospectus included in Amendment No. 1 to the Form S-1 Registration Statement, filed July 14, 2014).

4	Specimen Unit Certificate for the Common Units (included as Exhibit A to the Second Amended and Restated Limited Liability Company Agreement of the Registrant) (incorporated herein by reference to Appendix A to the prospectus included in Amendment No. 1 to the Form S-1 Registration Statement, filed July 14, 2014).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 29, 2014	TRANSOCEAN PARTNERS LLC

	By:	/s/Kathleen S. McAllister
		Name:	Kathleen S. McAllister
		Title:	President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description of Exhibit

1	Registrant’s Registration Statement on Form S-1 (Registration No. 333-196958), initially filed with the Securities and Exchange Commission on June 23, 2014, as amended (the “Form S-1 Registration Statement”) (incorporated herein by reference).

2	Certificate of Formation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

3	Form of Second Amended and Restated Limited Liability Company Agreement of the Registrant (incorporated herein by reference to Appendix A to the prospectus included in Amendment No. 1 to the Form S-1 Registration Statement, filed July 14, 2014).

4	Specimen Unit Certificate for the Common Units (included as Exhibit A to the Second Amended and Restated Limited Liability Company Agreement of the Registrant) (incorporated herein by reference to Appendix A to the prospectus included in Amendment No. 1 to the Form S-1 Registration Statement, filed July 14, 2014).